EXHIBIT 16.1

October 5, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of  Sangui Biotech International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K/A dated October 5, 2007 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ HJ & Associates, LLC
 HJ & Associates, LLC

American Insititue of Certififed Public Accountants
Member of Public Company Accounting Oversight Board